UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 31, 2012

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
 (Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted below, at a Special Meeting of Stockholders held on July 31, 2012, the stockholders of the Company approved the following rights in connection with an investment in the Company (the "Investment") by TPG VI Pantera Holdings, L,P. (the "Investor"): (A) the right to convert, at the option of the Company or the holders, shares of the Company's Series E Convertible Cumulative Redeemable Preferred Stock, par value $.001 per share, into shares of the Company's common stock, par value $.001 per share, (B) the pre-emptive rights of the Investor to participate in future Company issuances of its common stock or securities convertible into or exercisable for its common stock to the extent that the Investor would receive more than 1% of the number or voting power of the Company's then-outstanding shares of common stock and (C) the right to restrict the ability of the Company's Board of Directors to hire or terminate the Company's Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Investment Officer, or making any material change in any of the duties of any such executive officer, without the affirmative approval of a majority of the Company's Compensation Committee (which approval currently would include the affirmative vote of at least one of the Investor nominees to that committee) (collectively, the "Equity Investment Rights Proposal").

As previously disclosed in the section entitled "Interests of Certain Persons" in the Proxy Statement dated June 19, 2012 relating to the Investment (the "Proxy Statement"), 12 current or former executive officers of the Company are parties to change in control agreements.  Under each of these agreements, stockholder approval of the Equity Investment Rights Proposal constituted a "change in control" because, upon such approval, the Investor was deemed to beneficially own more than 30% of the voting power of the Company's outstanding securities.  Therefore the Company is required to pay the prorated amount of the target bonus for the current fiscal year to 11 of these 12 persons (James R. Heistand, our President and Chief Executive Officer, having waived his rights to these benefits).  In addition, as a result of the stockholder approval referred to above, certain additional benefits accrue to these and other individuals who previously were granted awards under the Company's 2003 Equity Incentive Plan, as amended, the Company's 2010 Omnibus Equity Incentive Plan, as amended, and the Company's 2011 Employee Inducement Award Plan.  For a detailed description of the benefits accruing to each of the Company's current and former executive officers as a result of the stockholder approval of the Equity Investment Rights Proposal, please see the section entitled "Interests of Certain Persons" in the Proxy Statement, which information is hereby incorporated by reference.

Item 5.03                  Amendments to Articles of Incorporation or Bylaws

As noted below, at a Special Meeting of Stockholders held on July 31, 2012, the stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to increase the total number of authorized capital shares of capital stock from 100,000,000 to 150,000,000.  This amendment was previously approved by the Company's Board of Directors and a description of the amendment was included in the Proxy Statement.

Item 5.07                  Submission of Matters to a Vote of Security Holders

At a Special Meeting of Stockholders held on July 31, 2012, the stockholders (i) approved the Equity Investment Rights Proposal, and (ii) approved an amendment to the Company's Articles of Incorporation, as amended, to increase the total number of authorized capital shares from 100,000,000 to 150,000,000 (the "Authorized Share Increase Proposal").  The foregoing proposals are described in more detail in the Proxy Statement.

The results for the Equity Investment Rights Proposal were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
16,095,414	2,195,562	1,679	2,645,812

The results for the Authorized Share Increase Proposal were as follows:

Affirmative	Negative	Abstentions
18,001,560	2,930,212	6,695

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      July 31, 2012

                                                                                            PARKWAY PROPERTIES, INC.

                                                                                           By: /s/ Mandy M. Pope
                                                                                           Mandy M. Pope
                                                                                           Executive Vice President and Chief Accounting Officer